Exhibit 10.6.4

EXTENSION
OF
EMPLOYMENT AGREEMENT

EXTENSION AGREEMENT, this 30th day of July 2004, by and between ACCESSBANK (Bank) formerly known as FIRSTBANK, a federally chartered stock savings bank and ACCESS ANYTIME BANCORP, INC. (Company) and Kenneth J. Huey, Jr. (Officer).

The Officer is Executive Vice President and a Director of the Bank and has been duly elected to these positions. Also, the Officer is Chief Financial Officer and a Director of the Company and has been duly elected to these positions.

The Bank/Company desires to amend the term of a previous EMPLOYMENT AGREEMENT EXTENSION by and between the Officer and the Bank/Company dated the 23th day of August 2001, to be effective from August 1, 2004 and shall continue for a period of one year through August 1. 2005. with a salary at a rate of not less than $145.000 per annum. All other terms and conditions remain the same.

ACCESSBANK		Access Anytime BanCorp, Inc.

By:	/s/ Robert Chad Lydick	By:	/s/ Norman R. Corzine
	Robert “Chad” Lydick, Chairman		Norman R. Corzine, Chairman
	Board of Directors		Board of Directors

OFFICER

By:	/s/ Kenneth J. Huey, Jr.
Kenneth J. Huey, Jr.